UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2020

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37500	76-0722250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Kendrick Street, Building C East

Needham, Massachusetts 02494

(Address of principal executive office) (Zip Code)

(617) 928-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Revenue Interest Financing Agreement

On April 7, 2020, Chiasma, Inc. (the “Company”) entered into a Revenue Interest Financing Agreement (the “RIFA”) with Healthcare Royalty Partners IV, L.P. (the “Investor”). Pursuant to the RIFA, the Investor will pay, subject to customary closing conditions, $25 million (the “First Investment Amount”), less certain transaction expenses, to the Company at the initial closing, which is expected to occur on April 14, 2020. The Investor will pay to the Company an additional $25 million (the “Second Investment Amount”) subject to the approval by the U.S. Food and Drug Administration of octreotide capsules, conditionally trade named MYCAPSSA® (“MYCAPSSA”) for the maintenance treatment of adults with acromegaly before the first anniversary of the initial closing (the “FDA Condition”) and customary closing conditions, and will pay to the Company an additional $15 million (the “Third Investment Amount”) subject to completion of the first commercial sale of MYCAPSSA, certain conditions related to commercial supply availability, and customary closing conditions. The Investor will also pay to the Company in early 2022 an additional $10 million (the “Fourth Investment Amount”, and together with the First Investment Amount, the Second Investment Amount and the Third Investment Amount, the “Investment Amount”) subject to the achievement by the Company of a commercial milestone and customary closing conditions.

As consideration for such payments, the Investor will receive a tiered royalty on worldwide annual net revenues of MYCAPSSA (octreotide) and any other future products of the Company, including worldwide net product sales and upfront payments and milestones (the “Revenue Interests”). The Applicable Tiered Percentage will initially be 12.25% on annual net revenues up to $125 million, 4.00% on annual net revenues of between $125 million and $250 million and 1.00% on annual net revenues exceeding $250 million and each tier is subject to a step-down in the future if a certain target based on cumulative U.S. net sales of MYCAPSSA is met. If the Investor has not received cumulative minimum payments from the Company equal to 60% of the amount funded by the Investor to date by September 30, 2023 or 100% of the amount funded by the Investor to date by September 30, 2024, the Company must make a cash payment immediately following each applicable date to the Investor sufficient to gross the Investor up to such minimum amounts after giving full consideration of the cumulative amounts paid to the Investor by the Company through each date. The net revenue thresholds described above are not to be interpreted as financial guidance or projections for future net revenues of the Company.

The Investor’s rights to receive the Revenue Interests shall terminate on the date on which the Investor has received payments equal to 195% of the funded portion of the Investment Amount including the aggregate of all payments made to the Investor as of such date (the “Hard Cap”), unless the RIFA is earlier terminated. If the FDA Condition is not met (and is not waived by the Investor), the Company shall pay the Investor an amount equal to 113.5% of the funded portion of the Investment Amount and the RIFA will then terminate. If the Investor has not received payments equal to the Hard Cap by the ten-year anniversary of the initial closing date and no event of default has occurred or is ongoing, among other things, the Company shall pay the Investor an amount equal to the funded portion of the Investment Amount plus a specific annual rate of return less payments previously received. If a change of control of the Company occurs, the Company must immediately repay HCR the total amount actually funded plus a change of control premium, the amount of which is variable up to 95% based on timing and circumstances of such change of control and the amount funded and conditionally eligible to be funded by HCR as of the date of the change of control.

The RIFA includes customary events of default upon the occurrence of enumerated events, including non-payment of Revenue Interests, failure to perform certain covenants and the occurrence of insolvency proceedings, certain judgments, certain cross-defaults or certain revocations, withdrawals or cancellations of regulatory approval for MYCAPSSA. In addition, the RIFA contains various representations and warranties, information rights, non-financial covenants, indemnification obligations and other provisions that are customary for a transaction of this nature. Further, the RIFA requires the Company to maintain a minimum of $20.0 million in cash and cash equivalents during any quarter that the trailing four quarters of net revenue of MYCAPSSA is below a certain threshold. Upon the occurrence of an event of default, the Investor may accelerate payments due under the RIFA up to the Hard Cap. Upon the occurrence of certain material adverse events or the material breach of certain representations and warranties, which will not be considered events of default, the Investor may elect to terminate the RIFA and require the Company to make payments to the Investor equal to the funded portion of the Investment Amount, minus payments received by the Investor in respect of the Revenue Interests, plus a specified annual rate of return. The Company’s obligations under the RIFA will be secured by a first priority perfected security interest in all cash and Cash Equivalents (as defined in the RIFA) of the Company and all present and future net revenues of MYCAPSSA and all MYCAPSSA-related assets.

The Company expects to file the Agreement as an exhibit to its next Quarterly Report on Form 10-Q. The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement when filed.

A copy of the Company’s press release announcing the entry into the RIFA is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Open Market Sale Agreement

On April 7, 2020, the Company entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) with respect to an at the market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $60,000,000 (the “Placement Shares”) through Jefferies as sales agent or principal. The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-233654) and the Prospectus Supplement dated April 8, 2020.

Jefferies may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Global Select Market (“Nasdaq”) or into any other existing trading market for the Common Stock. Jefferies will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Jefferies a commission up to three percent (3.0%) of the gross sales proceeds of any Placement Shares sold through Jefferies under the Sales Agreement, and also has provided Jefferies with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses and fees by Jefferies in connection with the offering up to a maximum of $50,000, in addition to certain ongoing disbursements of Jefferies’ counsel.

The Company is not obligated to make any sales of Common Stock under the Sales Agreement. The Company or Jefferies may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. Jefferies will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Placement Shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Open Market Sale Agreement, dated April 7, 2020, by and between Chiasma, Inc. and Jefferies LLC

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release of Chiasma, Inc. dated April 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2020	Chiasma, Inc.

	By:	/s/ Mark J. Fitzpatrick
Mark J. Fitzpatrick
President